Meal Delivery Model Illustration
Target
Average Net Weekly Selling Price $131
Average Length of Stay - # of Weeks 6.9
Average Revenue per Customer $904
Cost of Goods Sold $470
Gross Margin $434
Gross Margin Target % 48%
Customer Acquisition Cost $180
Advertising Efficiency Target % (CAC/Revenue) 20%
Call Center Cost $79
Cash Contribution to Overhead & Profit $175
Four
Key
Factors
To
Success
Key Comparative Metrics
Meal Delivery Gross Margin 9-Months 2011: 44%
Meal Delivery Advertising Efficiency 9-Months 2011: 29%
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Exhibit 99.1